Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY ANNOUNCES EAST TEXAS JV AGREEMENTS WITH LARGE PRIVATE EQUITY FIRM

HOUSTON, TX (August 27, 2014) ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) today announced that ZaZa Energy Corporation (“ZaZa”) and an affiliate of Quantum Energy Partners (“Quantum”) entered into a Purchase and Sale Agreement, which includes an East Texas Development Agreement comprising Walker, Grimes, Madison, Trinity, and Houston counties (collectively, the “Quantum Agreements”).  Pursuant to the terms of the Quantum Agreements:

•                  ZaZa will receive ~$17 million of total consideration, consisting of both cash and ZaZa’s right to receive Quantum’s interest in the next 15 East Texas JV wells between the closing of the Quantum transaction and its second anniversary (the “Reserved Wells”).

•                  ZaZa will assign to Quantum 6,000 net acres in undeveloped leases within ZaZa’s East Texas JV.  ZaZa retains its interest in all existing wells and the right to participate with respect to Quantum’s working interest in the Reserved Wells.  Following this assignment, ZaZa will have ~30,000 net acres in its East Texas JV and ~10,000 net acres in its East Texas focus area.

•                  ZaZa will receive ongoing G&A and cost reimbursements from Quantum for providing services related to their jointly owned assets in Walker, Grimes, Madison, Trinity, and Houston counties.

President and CEO Todd A. Brooks stated, “We are delighted to partner with Quantum, a world class private equity firm with an outstanding track record of investing in entrepreneurial management teams like ours.  ZaZa has been meeting with Quantum for more than a year to lay the groundwork for this new relationship.  Throughout that time, Quantum has watched as ZaZa advanced its East Texas drilling program.  Our new partnership validates the progress ZaZa has made, and we look forward to working with Quantum as we move forward with our East Texas acquisition and development plans.”

The closing of the Quantum transaction is subject to receiving the approval of ZaZa’s existing East Texas JV partner and other customary closing conditions.  There can be no assurance that all of the closing conditions will be satisfied.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future

713-595-1900 (OFFICE)    ☐    713-595-1919 (FAX)   ☐   WWW.ZAZAENERGY.COM

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developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, our former registered public accounting firm has expressed doubt about our ability to continue as a going concern; fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids; our substantial level of indebtedness; problems with our joint ventures or joint venture partners; our ability to raise necessary capital in the future; exploratory risks associated with new or emerging oil and gas formations; risks associated with drilling and operating wells; inaccuracies and limitations inherent in estimates of oil and gas reserves; our ability to replace oil and gas reserves and any other factors or risks listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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Source: ZaZa Energy Corporation

Paul F. Jansen, 713-595-1900

Chief Financial Officer

or

Jay Morakis, 212-266-0191
Investor Relations
jmorakis@mgroupsc.com